UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2017 (September 18, 2017)

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-171637	36-4794119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4F, No. 32, Ln. 407, Sec. 2. Tiding Road, Neihu District, Taipei City 114, Taiwan

(Address of principal executive offices) (zip code)

886287978775 ext 500

(Registrant's telephone number, including area code)

N/A

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 18, 2017, Mr. Tsung-Chien Chiang resigned as the Chief Financial Officer of NowNews Digital Media Technology Co. Ltd. (the “Company”). Mr. Chiang’s resignation was not a result of any dispute with the Company.

On the same day, the Board of Directors of the Company appointed Mr. Chi-Yuan Chang as the Interim Chief Financial Officer.

Mr. Chang, age 42, has been working with us since January 2015 as Financial Manager. Prior to joining us, from February 2009 to July 2014, Mr. Chang served as Supervisor at Mercedes-Benz Financial Services Taiwan Ltd. Mr. Chang received his Bachelor degree in Accounting from National Cheng Kung University in 1998 and his Master degree in Accounting from Yuan Ze University in 2001.

There are no arrangements or understandings between Mr. Chang and any other persons pursuant to which Mr. Chang was appointed as an officer of the Company. In addition, there are no family relationships between Mr. Chang and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Furthermore, since the beginning of the Company’s last fiscal year, there have been no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Chang had or will have a direct or indirect material interest, and there are currently no such proposed transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2017	NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD.

	By:	/s/ Shuo-Wei Shih
Shuo-Wei Shih Chief Executive Officer